UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2015

Geospace Technologies Corporation

(Exact name of registrant as specified in its charter)

Texas

(State or other jurisdiction

of incorporation)

001-13601	76-0447780
(Commission File Number)	(IRS Employer Identification No.)

7007 Pinemont Drive, Houston, TX	77040
(Address of principal executive offices)	(Zip Code)

(713) 986-4444

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective April 16, 2015, Geospace Technologies Corporation, a Delaware corporation (the “Company”), completed its reincorporation in the State of Texas from the State of Delaware. The reincorporation was effected by the merger of the Company with and into Texas Geospace Technologies Corporation, a newly formed, wholly owned Texas subsidiary (“Texas Geospace”), in accordance with the terms of the Agreement And Plan of Merger dated as of April 16, 2015 (the “Merger Agreement”), between the Company and Texas Geospace. The reincorporation and the terms of the merger were approved by the stockholders of the Company at the 2015 Annual Meeting of Stockholders held on February 12, 2015.

As of the effective time of the reincorporation merger, the Company ceased to exist as a separate entity, with Texas Geospace being the surviving entity. Texas Geospace changed its name in connection with the merger to retain the same name as the Company going forward. The reincorporation did not alter any shareholder’s percentage ownership interest or number of shares of common stock owned in the Company. Pursuant to the Merger Agreement, each outstanding share of common stock of the Company was automatically converted into one share of Texas Geospace common stock. Each share of outstanding Texas Geospace common stock that had been issued prior to the effective time of the reincorporation merger was cancelled. The reincorporation did not result in any change in our CUSIP, trading symbol, federal tax identification number, or any material change in our business, offices, assets, liabilities, obligations or net worth, or our directors, officers or employees. We continue to maintain our principal executive offices at 7007 Pinemont Drive, Houston, TX.

The foregoing description of the reincorporation and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and incorporated herein by reference. A more detailed description of the Merger Agreement, and the effects of the reincorporation, was previously provided in Proposal IV of the Company’s Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on December 30, 2014, which description is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The disclosures set forth in Item 1.01 and Item 5.03 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As disclosed in Item 1.01 above, effective April 16, 2015, the Company changed its state of incorporation from Delaware to Texas, pursuant to the terms of the Merger Agreement. As of that date, the rights of the Company’s stockholders are governed by the Texas Business Organizations Code, and by the Amended and Restated Certificate of Formation and Bylaws adopted pursuant to the Merger Agreement. The Company’s Certificate of Formation and Bylaws are filed herewith as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference. Certain rights of the Company’s stockholders were changed as a result of the change in state of incorporation and the adoption of the Company’s Amended and Restated Certificate of Formation and Bylaws. A more detailed description of the Company’s Certificate of Formation and Bylaws and the changes in rights of the Company’s stockholders as a result of the reincorporation from Delaware to Texas was previously provided in Proposal IV of the Company’s Proxy Statement filed with the SEC on December 30, 2014, which description is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

2.1	Agreement and Plan of Merger dated April 16, 2015

3.1	Amended and Restated Certificate of Formation of Geospace Technologies Corporation effective April 16, 2015

3.2	Bylaws of Geospace Technologies Corporation effective April 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOSPACE TECHNOLOGIES CORPORATION

Date: April 17, 2015	By:	/s/ Thomas T. McEntire
Thomas T. McEntire
Vice President, Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

2.1	Agreement and Plan of Merger dated April 16, 2015

3.1	Amended and Restated Certificate of Formation of Geospace Technologies Corporation effective April 16, 2015

3.2	Bylaws of Geospace Technologies Corporation effective April 16, 2015